Exhibit 10.20

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) dated July 14, 2008 is between Pinnacle Ventures I-A(SUB) (Q), L.P., Pinnacle Ventures I-B, L.P., Pinnacle Ventures I Affiliates, L.P. and Pinnacle Ventures, LLC (collectively, “Pinnacle”), Comerica Bank (“Bank”; Pinnacle and Bank are sometimes referred to individually as a “Senior Lender” and, collectively, “Senior Lenders”) and Thermage, Inc. (“Creditor”).

Recitals

A. Reliant Technologies, Inc., a Delaware corporation (the “Borrower”) has requested and/or obtained credit from Senior Lenders which is secured by its assets and property.

B. Creditor has made an offer to acquire Borrower and in connection therewith is extending credit to the Borrower and/or may later extend other credit to the Borrower.

C. To induce Senior Lenders to extend credit to the Borrower and make further extensions of credit to or for the Borrower, or to purchase or extend credit pursuant to any instrument or writing on which the Borrower is liable or to grant renewals or extensions of any loan, extension of credit, purchase, or other accommodation, the Creditor will subordinate (i) all of the Borrower’s indebtedness and obligations to the Creditor, existing now or later (the “Subordinated Debt”) to all of the Borrower’s indebtedness and obligations to Senior Lenders; and (ii), all of Creditor’s security interests in the assets and property of Borrower (the “Collateral”), to all of Senior Lenders’ security interests in the Collateral.

THE PARTIES AGREE AS FOLLOWS:

1. The Creditor subordinates to Senior Lenders any security interest or lien that it has in the Collateral. Despite attachment or perfection dates of the Creditor’ security interest and Senior Lenders’ security interests, Senior Lenders’ security interests in the Collateral is prior to the Creditor’s security interest in the Collateral,.

2. All Subordinated Debt is subordinated to all of the Borrower’s obligations to Senior Lenders existing now or later, together with collection costs of the obligations (including attorneys’ fees), including interest accruing after any bankruptcy, reorganization or similar proceeding and all obligations under the Loan and Security Agreement, dated as of August 26, 2004, between Borrower and Bank (as amended from time to time and as may subsequently be amended from time to time, collectively, the “Bank Loan Agreement”) and under the Loan and Security Agreement, dated as of April 2, 2004, between Borrower and Pinnacle (as amended and as may subsequently be amended from time to time, the “Pinnacle Loan Agreement”), provided, that (i) the aggregate principal amount of all term loan obligations shall not exceed such Senior Lenders’ outstanding term loans as of the date hereof and (ii) the aggregate principal amount of all revolving loans shall not exceed Comerica’s existing revolving loan commitments as of the date hereof and such revolving loans shall be subject to an accounts receivable and inventory borrowing base formula (collectively, the “Senior Debt”).

3. The Creditor will not:

(a)	demand or receive from the Borrower (and the Borrower will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise,

(b)	exercise any remedy against the Collateral, or

(c)	accelerate the Subordinated Debt, or begin to or participate in any action against the Borrower, until all the Senior Debt is indefeasibly repaid in full.

4. The Creditor must deliver to Senior Lenders in the form received (except for endorsement or assignment by the Creditor) for application to the Senior Debt any payment, distribution, security or proceeds it receives on the Subordinated Debt, including any proceeds received by Creditor with respect to the Collateral.

5. These provisions remain in full force and effect, despite the Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and Senior Lenders’ claims against the Borrower and the Borrower’s estate will be fully paid before any payment is made to the Creditor.

6. Until the Senior Debt is paid, the Creditor irrevocably appoints Senior Lenders as its attorneys-in-fact, with power of attorney with power of substitution, in the Creditor’s name or in Senior Lenders’ names, for Senior Lenders’ use and benefit without notice to the Creditor, to do the following in any bankruptcy, insolvency or similar proceeding involving the Borrower:

(a)	File any claims for the Subordinated Debt for the Creditor if the Creditor does not do so at least 30 days before the time to file claims expires, and

(b)	To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder, if Creditor does not do so prior to 30 days before the expiration of the time to do so; provided that Bank shall not vote Creditor’s claims in a manner inconsistent with the terms of this Agreement.

7. The Creditor will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that Senior Lenders’ have in Borrower’s property. For example, instruments may not be amended to (i) increase the interest rate of the Subordinated Debt, or (ii) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

8. This Agreement is effective while the Borrower owes any amounts to Senior Lenders. If, after full payment of the Senior Debt, Senior Lenders must disgorge any payments made on the Senior Debt, this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and the Creditor will immediately pay Senior Lenders all payments received under the Subordinated Debt to the extent the payments would have been prohibited under this Agreement. At any time without notice to the Creditor, Senior Lenders may take actions they consider appropriate on the Senior Debt such as terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against the Borrower or any other person. No action or inaction will impair or otherwise affect Senior Lenders’ rights under this Agreement. The Creditor waives any benefits of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433. Notwithstanding anything contained in the foregoing sentence, such waivers by Creditor with respect to Sections 2847, 2848 and 2849 of the California Civil Code shall only be effective until all obligations of Senior Lenders to extend credit to the Borrower have terminated and until all of the Senior Debt has been indefeasibly paid in full.

9. Pinnacle appoints Bank as its representative to act on its behalf solely for purposes of Section 6 hereof. Further rights and obligations of Pinnacle and Bank are set forth in an Amended and Restated Subordination and Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), between Pinnacle and Bank. As between Pinnacle and Bank only, in the event of any conflict between this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

10. This Agreement binds the Creditor, its successors or assigns, and benefits Senior Lenders’ successors or assigns. This Agreement is for Senior Lenders’ benefit and not for the benefit of the Borrower or any other party. If the Borrower is refinancing any of the Senior Debt with a new lender, upon Senior Lenders’ request of the Creditor, the Creditor will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

11. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

12. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Creditor and Senior Lenders hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

13. In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

13.1 Mechanics.

(a) With the exception of the items specified in clause (b), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(b) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

13.2 Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

13.3 Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

13.4 Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

13.5 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

14. This Agreement represents is the entire agreement about this subject matter, and supersedes prior negotiations or agreements. The Creditor is not relying on any representations by Senior Lenders or the Borrower in entering into this Agreement. The Creditor will keep itself informed of the Borrower’s financial and other conditions. This Agreement may be amended only by written instrument signed by the Creditor and Agent.

15. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in the action.

IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the date first written above.

the “Creditor”		“Pinnacle”

THERMAGE, INC.		PINNACLE VENTURES, L.L.C.

By:	/s/ Stephen J. Fanning	By:	/s/ Robert N. Savoie
Name:	Stephen J. Fanning	Name:	Robert N. Savoie
Title:	President and Chief Executive Officer	Title:	Chief Operating Officer

PINNACLE VENTURES I-A (SUB) (Q), L.P.,
PINNACLE VENTURES I-B, L.P.,
PINNACLE VENTURES I AFFILIATES, L.P.,

		By:	PINNACLE VENTURES MANAGEMENT I, L.L.C.,
their general partner

		By:	/s/ Robert N. Savoie
		Name:	Robert N. Savoie
		Title:	Chief Operating Officer

“Bank”

COMERICA BANK

		By:	/s/ Greg Park
		Name:	Greg Park
		Title:	Vice President

The Borrower approves the terms of this Agreement.

the “Borrower”

RELIANT TECHNOLOGIES, INC.

		By:	/s/ Andrew Galligan
		Name:	Andrew Galligan
		Title:	Chief Financial Officer

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